Exhibit 5.1

HAMBURG
Alsterarkaden 27 20354 Hamburg

Evotec AG Schnackenburgallee 114 22525 Hamburg Germany	PO Box 30 52 70 20316 Hamburg T+49 40 36 90 60 F+49 40 36 90 61 55

March 21, 2008

Evotec AG – Issuance of 34,936,154 ordinary no par value shares

Ladies and Gentlemen

We have acted as legal advisers to Evotec Aktiengesellschaft, Hamburg, a German Stock Corporation (the “Company”), as to matters of German law in connection with the registration statement on Form F-4 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “SEC”) under the United States Securities Act of 1933, as amended (the “Act”), relating to the proposed issuance by the Company of 34,936,154 ordinary no par value shares of the Company, each representing a notional amount of €1.00 of the Company’s share capital, (the “Shares”) in connection with the merger of SHAPE ACQUISITION SUB, INC., a Delaware Corporation and a wholly owned subsidiary of the Company (“Sub”), with and into Renovis, Inc., a Delaware Corporation (“Renovis”), pursuant to the terms of the Agreement and Plan of Merger dated as of September 18, 2007, as amended, (the “Merger Agreement”), by and between the Company, Sub and Renovis. The Shares will be represented by American Depositary Shares (“ADSs”) and the ADSs will be represented by American Depositary Receipts (“ADRs”). The ADRs will be issued pursuant to a deposit agreement (a draft of which has been filed with the Securities and Exchange Commission on January 11, 2008) among the Company, JPMorgan Chase Bank, N.A., as depositary, and all holders from time to time of ADRs issued thereunder.

As of the date hereof, the Shares have not been issued. As stated in the Merger Agreement, it is the Company’s intention to issue the Shares from the Company’s authorized capital

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(genehmigtes Kapital) pursuant to Article 5 (4) of the Company’s articles of association, as amended (Satzung, the “Articles of Association”), after the effectiveness of the Registration Statement and certain other conditions set forth in the Merger Agreement.

Documents Reviewed

1.	For the purposes of rendering this legal opinion, we have examined the following documents (together, the “Opinion Documents”)

(a)	the Registration Statement as filed with the SEC on January 11, 2008 and amended on February 20, 2008, March 12, 2008 and March 21, 2008;

(b)	the Merger Agreement;

(c)	a copy of the Articles of Association (Satzung) of the Company in a version dated August 15, 2007;

(d)	a copy of the minutes of the annual shareholders’ meetings of the Company held on May 30, 2007, setting forth, inter alia, the resolution passed by the shareholders’ meeting authorizing the management board (Vorstand, “Management Board”) of the Company to increase, with the approval of the supervisory board (Aufsichtsrat, “Supervisory Board”), in one or more transactions at any time through May 29, 2012, the Company’s share capital by up to €36,849,564.00 by issuing new shares against cash or non-cash consideration pursuant to sections 202 et seq. of the German Stock Corporation Act (Aktiengesetz) (“Authorized Capital”);

(e)	an electronic excerpt from the commercial register at the local court in Hamburg (Amtsgericht Hamburg) relating to the Company, docket no. HRB 68223, dated March 7, 2008 (“Register Excerpt”); and

(f)	any such other documents, declarations, certificates and other papers as we have deemed necessary as a basis for the opinions expressed herein.

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Assumptions

2.	In considering the Opinion Documents and rendering this opinion we have assumed without further inquiry:

(a)	the conformity of all copies of documents supplied to us with the relevant originals and the authenticity and completeness of all documents submitted to us whether as originals or as copies;

(b)	that all signatures on Opinion Documents are genuine signatures of those individuals from whom they purport to stem;

(c)	that Opinion Documents examined by us in draft form have been or, as the case may be, will be executed in the form of the draft examined by us;

(d)	that the Register Excerpt is accurate and complete as of its date and that no changes to the facts related therein have occurred between its date and the date hereof;

(e)	the correctness and completeness of all factual matters expressed in the Opinion Documents;

(f)	that the validity of the shareholder resolution referred to under 1(d) above is not affected by any circumstance not apparent from the face of the Opinion Document referred to under 1(d);

(g)	that (i) the Registration Statement, (ii) the Merger Agreement, (iii) the lawful execution thereof, (iv) the parties thereto or other persons affected thereby, and (v) the performance and enforcement by or against the parties or such other persons (including, without limitation, the obtaining of all necessary consents, licenses, approvals and authorisations, the making of the necessary filings, lodgements, registrations and notifications and the payment of any stamp duties and other documentary taxes) duly comply with any laws as may apply thereto.

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Laws Considered

3.	The undersigned is admitted to the bar in Hamburg, Germany, and licensed as attorney in Germany. This opinion is, therefore, limited to matters of German law as presently in effect (including the law of the European Union). We have not investigated and do not express or imply an opinion with respect to the laws of any other jurisdiction.

Opinion Statement

4.	Based upon and subject to the foregoing and the qualifications set out below, we are of the opinion that:

(a)	the Authorized Capital was validly created by resolution of the Company’s shareholders’ meeting on May 30, 2007 amending the Articles of Association and subsequent registration of such resolution and amendment in the Commercial Register on August 28, 2007;

(b)	assuming that (i) the Management Board resolves, with the approval of the Supervisory Board and in accordance with the terms of the Authorized Capital, to issue the Shares and exclude the shareholders’ pre-emptive rights (Bezugsrechte) relating to the Shares, (ii) the Contribution Agent (as defined in the Merger Agreement) validly executes two copies of a subscription certificate (Zeichnungsschein) in accordance with the Management Board’s resolution, and (iii) the Shares are issued in accordance with the Authorized Capital and the Management Board’s resolution after (A) the receipt by the Company of the contribution-in-kind (i.e., all shares of the Surviving Corporation Common Stock, as defined in the Merger Agreement) and (B) the subsequent registration of the consummation of the capital increase relating to the Shares with the Commercial Register, the Shares will be validly issued, fully paid and non-assessable.

In this opinion, concepts of German law are addressed in the English language and not in the original German terms, which may differ in their exact legal meaning. This opinion may

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only be relied upon under the express condition that this opinion and any issues of interpretation arising hereunder are exclusively governed by German law.

This opinion speaks as of its date only, and we do not assume any obligation to update this opinion or to inform you of any changes to any of the facts or laws of other matters referred to herein. This opinion is rendered solely in connection with the Registration Statement. This opinion may not, without our prior written consent, be disclosed, quoted, referred to in any other matter or context whatsoever, save that this opinion may be used as required by law. However, we consent to the filing of this opinion as an exhibit to the Registration Statement. By giving this consent, we neither claim nor admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations issued thereunder.

Very truly yours

/s/ Freshfields Bruckhaus Deringer

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